SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2022

KULR TECHNOLOGY GROUP, INC.
(Exact name of the registrant as specified in its charter)

Delaware	001-40454	81-1004273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4863 Shawline Street, San Diego, California 92111

(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (408) 663-5247

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14D-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	KULR	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 13, 2022, KULR Technology Group, Inc. (the “Company”) entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, Ltd. (“Yorkville”). Pursuant to the SEPA, the Company shall have the right, but not the obligation, to sell to Yorkville up to $50,000,000 of its shares of common stock, par value $0.0001 per share, at the Company’s request any time during the commitment period commencing on May 13, 2022 and terminating on the earliest of (i) the first day of the month following the 24-month anniversary of the SEPA and (ii) the date on which Yorkville shall have made payment of any advances requested pursuant to the SEPA for shares of the Company’s common stock equal to the commitment amount of $50,000,000. Each sale the Company requests under the SEPA (an “Advance”) may be for a number of shares of common stock with an aggregate value of up to $5,000,000. The shares would be purchased at 98.0% of the Market Price (as defined below) and would be subject to certain limitations, including that Yorkville could not purchase any shares that would result in it owning more than 4.99% of the Company’s outstanding common stock at the time of an Advance (the "Ownership Limitation") or an aggregate of 19.9% of the Company's outstanding common stock as of the date of the SEPA (the "Exchange Cap"). The Exchange Cap will not apply under certain circumstances, including to any sales of common stock under the SEPA that equal or exceed the Minimum Price (as defined in Section 312.03 of the NYSE Listed Company Manual). “Market Price” is defined in the SEPA as the average of the VWAPs (as defined below) during each of the three consecutive trading days commencing on the trading day following the Company’s submission of an Advance notice to Yorkville. “VWAP” is defined in the SEPA to mean, for any trading day, the daily volume weighted average price of the Company’s common stock for such date on the NYSE American as reported by Bloomberg L.P. during regular trading hours.

Pursuant to the SEPA, the Company (i) is required to register all shares which Yorkville may acquire and file with the Securities and Exchange Commission a prospectus supplement to the Company’s prospectus, dated July 13, 2021, filed as part of the Company’s effective shelf registration statement on Form S-3, File No. 333-257697 (the “Registration Statement”), registering the shares of Common Stock that are to be offered and sold to Yorkville pursuant to the SEPA and (ii) currently intends to use the net proceeds from any sale of the shares for working capital and other general corporate purposes, which may include, among other things, procuring battery cell supplies, as well as other key materials, and bringing part of its production capabilities to North America. The Company is not required to pay any additional amounts to reimburse or otherwise compensate Yorkville in connection with the transaction except for a $10,000 structuring fee.

The Company agreed to file with the Securities and Exchange Commission a prospectus supplement dated May 16, 2022 to the Company’s prospectus filed as part of Registration Statement, registering the shares of common stock that are to be offered and sold to Yorkville pursuant to the SEPA.

On May 13, 2022, the Company entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with Yorkville, pursuant to which the Company issued to the Investor a promissory note with an initial principal amount equal to $5,000,000 (the “Promissory Note”) at a purchase price equal to 95.0% of the principal amount of the Promissory Note. The Promissory Note carries an interest rate of 10% per annum and is payable in five monthly installments beginning June 13, 2022.

The foregoing is a summary description of certain terms of the SEPA, Note Purchase Agreement and Promissory Note. For a full description of all terms, please refer to the copies of the SEPA, the Note Purchase Agreement and the Promissory Note that are filed herewith as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock, nor shall there be any sale of shares of common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 2.02	Results of Operations and Financial Condition

On May 16, 2022, the Company issued a press release announcing its first quarter 2022 financial results. A copy of the press release is incorporated herein by reference and is provided as Exhibit 99.1.

The information under this Item 2.02 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.03	Creation of a Direct Financial Obligation.

The disclosure set forth above under Item 1.01 (Entry into a Material Definitive Agreement) is hereby incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure

In addition to announcing results, the press release discussed, among other things, the Company’s operational initiatives for the near future.

The Company has scheduled a conference call for Monday, May 16th, 2022, at 4:30 pm ET to discuss the financial results. Michael Mo, KULR’s CEO; Keith Cochran, President & COO, and Simon Westbrook, CFO, will provide a business update for the Company followed by a question-and-answer period. The call may be accessed by dialing: 1-857-232-0157, Access Code: 422095.

A copy of the press release is attached herewith as Exhibit 99.1.

By filing this Current Report on Form 8-K and furnishing the information contained herein, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD. The Company uses, and will continue to use, its website, press releases, and various social media channels, including its Twitter account (twitter.com/kulrtech), its LinkedIn account (linkedin.com/company/kulr-technology-corporation), its Facebook account (facebook.com/KULRTechnology), its TikTok account (tiktok.com/Kulr_tech), its Instagram account (instagram.com/Kulr_tech), and its YouTube account (youtube.com/channel/UC3wZBPINQd51N6p35Mo5uQg), as additional means of disclosing public information to investors, the media and others interested in the Company. It is possible that certain information that the Company posts on its website, disseminated in press releases and on social media could be deemed to be material information, and the Company encourages investors, the media and others interested in the Company to review the business and financial information that the Company posts on its website, disseminates in press releass and on the social media channels identified above, as such information could be deemed to be material information.

The information in this Item 7.01 disclosure, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibits 99.1, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document
5.1	Opinion of Sichenzia Ross Ference LLP
10.1	Standby Equity Purchase Agreement, dated May 13, 2022, by and between KULR Technology Group, Inc. and YA II PN, Ltd.
10.2	Note Purchase Agreement, dated May 13, 2022, by and between KULR Technology Group, Inc. and YA II PN, Ltd.
10.3	Promissory Note, dated May 13, 2022
23.1	Consent of Sichenzia Ross Ference LLP (included in Exhibit 5.1)
99.1	Press Release, dated May 16, 2022
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

KULR TECHNOLOGY GROUP, INC.

Date: May 16, 2022	By:	/s/ Michael Mo
Michael Mo
President & Chief Executive Officer